 Exhibit 9.1

VOTING TRUST AGREEMENT

This VOTING TRUST AGREEMENT (this "Agreement") made as of ____, among the shareholders of SOS Hydration Inc., a California corporation (the "Company"), whose names are set forth on the signature page hereof (each, a "Shareholder" and, collectively, the "Shareholders" and, in their capacities as holders of voting trust certificates, such persons or their registered assigns are called individually a "Holder" and, collectively, the "Holders") and James Mayo, as voting trust trustee (in such capacity, together with any successor trustee(s), the "Trustee").

RECITALS:

A.               The Shareholders believe it is desirable to secure continuity and stability of policy and management of the Company, and to provide the Trustee with the power to make substantive decisions regarding any sale of the Company and the giving of representations, warranties, and indemnifications on behalf of the Shareholders with respect thereto. The Shareholders deem it advisable to deposit their shares of common stock, $0.001 par value per share, of the Company (the "Shares") with the Trustee, to promote their mutual interest and the allocation of control of Company; and

B.               The Trustee is authorized to incur certain liabilities on behalf of and as attorney-in-fact for the Shareholders individually in connection with certain transactions relating to the Shares;

C.                The Trustee has consented to act under this Agreement for the purposes herein provided; and

D.               The Shareholders are parties to a Shareholders' Agreement dated July 1, 2015 (the "Shareholders' Agreement");

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1.                 Voting Trust Agreement. A duplicate of this Agreement and of any amendment or extension hereof shall be filed with the secretary of Company and shall be open to inspection by a shareholder of Company, a Holder, or the agent of either, upon the same terms as the record of shareholders of Company is open to inspection. All voting trust certificates (the "Certificates" or the "Voting Trust Certificates") issued as hereinafter provided, shall be issued, received, and held subject to all the terms of this Agreement. Every person, firm, corporation or other entity entitled to receive Voting Trust Certificates representing Shares, and their transferees and assigns, upon accepting the Voting Trust Certificates issued hereunder, shall be bound by the provisions of this Agreement.

2.	Transfer of Shares to Trustee.

(a)              Each Shareholder, upon execution of this Agreement, hereby assigns and transfers to the Trustee and deposits with the Trustee all of the certificates for such Shareholder's Shares, as set forth opposite such Shareholder's signature to this Agreement or as may be set forth in any document in which a Shareholder executes a joinder to this Agreement for the purpose of vesting in the Trustee the right to vote and act and to exercise other rights pertaining to such Shares, as and to the extent, and upon the terms and conditions and for the period set forth in this Agreement. All such certificates for Shares transferred by the Shareholders shall be endorsed, or accompanied by such instruments of transfer, as to enable the Trustee to cause such certificates to be registered in the name of the Trustee, as hereinafter provided. On receipt by the Trustee of the certificates for any Shares and the transfer of such Shares into the name of the Trustee, the Trustee shall hold such Shares subject to the terms of this Agreement, and shall thereupon issue and deliver to the Shareholder who transferred the Shares to the Trustee a Voting Trust Certificate representing the Shares so deposited.

(b)             All certificates for Shares transferred and delivered to the Trustee pursuant to this Agreement shall be surrendered by the Trustee to Company and cancelled, and new certificates therefor shall be issued to and held by the Trustee, in the name of the Trustee as Voting Trustee of the SOS Hydration Inc. Voting Trust.

3.                 Voting Trust Certificates. The Trustee shall maintain a Certificate register which will identify each Holder of a Certificate issued under this Agreement and the number of Shares represented by each Certificate. The Certificates shall be in the form attached hereto as Exhibit A.

4.                 Transfer of Certificates.

(a)             The Certificates, if and to the extent transferable under applicable securities law or under any agreement restricting transferability, including, without limitation, the Shareholders' Agreement, shall be transferable at the principal office of the Trustee (or at such other office as the Trustee may designate by an instrument in writing signed by the Trustee and sent by mail to the registered Holders), on the books of the Trustee, by the registered owner thereof, either in person or by duly authorized attorney, upon surrender thereof, according to the rules established for that purpose by the Trustee, subject to the provisions set forth below in this Section. If a transfer of Certificates is so permitted, the Holder shall notify the Trustee of the details of such transfer, including the name, address and social security or tax identification number of the transferee and number of Certificates being transferred, and shall surrender to the Trustee the Certificate or Certificates being transferred, properly endorsed for transfer. The Trustee, upon receipt of such notice and Certificate(s), shall transfer the Certificate(s) on the Certificate registry and issue a new Certificate to the transferee. Until so transferred, the Trustee may treat the record Holder as the owner of each Certificate for all purposes, notwithstanding any notice to the contrary. As a condition to making any transfer or delivery of Certificates, the Trustee may require compliance by the transferee with any applicable federal or state statute and the payment of a sum sufficient to pay for any stamp tax or other governmental charge in connection therewith. No transfer of a Voting Trust Certificate shall in any way remove the Shares represented by such Certificate from being held by the Trustee under this Agreement and each transferee, by accepting such transfer, hereby consents to be bound by the terms of this Agreement, and upon becoming a Holder shall be deemed to be a party hereto as though an original signatory hereto. The Trustee shall not be required to recognize any transfer of a Certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustee, and shall in addition deposit with the Trustee indemnity satisfactory to the Trustees.

(b)              If a Certificate is lost, stolen, mutilated or destroyed, the Holder thereof shall notify the Trustee promptly and the Trustee, in the Trustee's discretion, may issue to such Holder a duplicate of such Certificate upon receipt of: (1) evidence of such fact satisfactory to the Trustee; (2) indemnity satisfactory to the Trustee (whether bond or otherwise in such form or amount and with such surety as the Trustee may require to indemnify the Trustee against loss or liability that might arise due to the issuance of such new Certificate); (3) the existing Certificate, if mutilated; and (4) the reasonable fees and expenses of the Trustee m connection with the issuance of a new Certificate.

5.	Termination Procedure.

(a)              In connection with the termination of this Agreement as provided in Section 12, the Trustee, at such time as the Trustee may choose during the period commencing thirty (30) days before and ending thirty (30) days after such termination, shall mail written notice of such termination to the registered Holders at their addresses appearing on the Certificate registry. After the date specified in any such notice (which date shall be fixed by the Trustee), the Certificates shall cease to have any effect, and the Holders shall have no further rights under this Agreement other than to receive, upon the surrender of their Certificates, certificates for Shares or other property distributable under the terms hereof.

(b)             Within forty (40) days after the termination of this Agreement, the Trustee shall deliver, to the registered Holders, certificates for Shares or other property distributable under the terms hereof, upon the surrender of the Voting Trust Certificates properly endorsed, such delivery to be made in each case at the office of the Trustee or to the Trustee at the address noted below.

(c)              At any time subsequent to thirty (30) days after the termination of this Agreement, the Trustee may deposit Share certificates with Company representing the number of Shares of capital stock represented by the Voting Trust Certificates then outstanding, with authority in writing to Company to deliver such Share certificates in exchange for Voting Trust Certificates representing a like number of Shares. Upon such deposit all further liability of the Trustee for the delivery of such Share certificates and the delivery or payment of dividends upon surrender of the Voting Trust Certificates shall cease, and the Trustee shall not be required to take any further action hereunder.

6.                 Dividends.

(a)              Until the termination of this Agreement pursuant to the terms of Section 12, the Holder of each Voting Trust Certificate shall be entitled to receive from the Trustee payments equal to all dividends or other distributions in cash, securities or other property received by the Trustee upon the Shares represented by such Voting Trust Certificate, except as expressly provided in this Section 6(a). ff any dividend or other distribution in respect of the stock deposited with the Trustee is paid, in whole or in part, in Shares or other capital stock of Company having unconditional voting rights, the Trustee shall likewise hold, subject to the terms of this Agreement, the certificates for such Shares or other capital stock of Company which are received by the Trustee on account of such dividend or distribution, and the Holder of each Certificate representing Shares on which such dividend or distribution has been paid shall be entitled to receive a Voting Trust Certificate issued under this Agreement for the number of Shares and other capital stock so received with respect to the Shares represented by such Voting Trust Certificate. Holders entitled to receive the dividends on distribution described above shall be those registered as such on the transfer books of the Trustee at the close of business on the day fixed by Company for the taking of a record to determine those holders of its Shares entitled to receive such dividends.

(b)              In lieu of receiving dividends or other distributions upon Shares (or any other capital stock of Company held by the Trustee) and paying the same to the Holders pursuant to Section 6(a), the Trustee may arrange with Company for Company to pay such dividends directly to the Holders on the record date for any dividend or other distribution.

7.                 Subscription Rights. In case any stock or other securities of Company are offered for subscription to the holders of capital stock of Company deposited hereunder, through options, rights or otherwise, promptly upon receipt of notice of such offer, the Trustee shall mail a copy thereof to the Holders. Upon receipt by the Trustee, at least five days prior to the last day fixed by Company for subscription and payment, of a request from any such Holder to subscribe in such Holder's behalf, accompanied by the sum of money required to pay for such capital stock or securities (not in excess of the amount subject to subscription in respect to the Shares represented by the Voting Trust Certificate held by such Holder), the Trustee shall make such subscription and payment on behalf of the Holder, and upon receiving from Company the certificates for Shares or securities so subscribed for, shall issue to such Holder a Voting Trust Certificate in respect thereof if the same be stock having unconditional voting rights, but if the same be securities other than stock having such voting rights, the Trustee shall mail or deliver such securities to the Holder in whose behalf the subscription was made, or may instruct Company to make delivery directly to the Holder entitled thereto.

8.                 Dissolution of Company. Except as otherwise provided in Section 12, in the event of the dissolution or total or partial liquidation of Company, whether voluntary or involuntary, the Trustee shall receive the moneys, securities, rights or property to which the Holders are entitled, and shall timely distribute the same among the Holders in proportion to their interests, as shown by the books of the Trustee, or the Trustee may in the Trustee's discretion deposit such moneys, securities, rights or property with any bank as the Trustee may select, with authority and instructions to distribute the same as above provided, and upon such deposit, this Agreement shall terminate and all further obligations or liabilities of the Trustee in respect of such moneys, securities, rights or property so deposited shall cease and terminate.

9.                 Reorganization or Recapitalization of Company. Except as otherwise provided in Section 12, in the event Company is merged into or consolidated with another corporation, or all or substantially all of the assets of Company are transferred to another corporation pursuant to a plan requiring Company's assets to be distributed in liquidation, or all the Shares of Company are to be exchanged in connection with a reorganization or recapitalization of Company, then in connection with such transaction or series of transactions the term "Company" for all purposes of this Agreement shall be taken to include any successor entity, and the Trustee shall receive and hold under this Agreement any stock of, or other interests in, such successor entity received on account of the ownership, as Trustee hereunder, of the Shares of stock held hereunder prior to such merger, consolidation, transfer, reorganization or recapitalization. Voting Trust Certificates issued and outstanding under this Agreement at the time of such merger, consolidation, transfer, reorganization or recapitalization may remain outstanding, or the Trustee shall have the discretion to substitute for such Certificates new Certificates in appropriate form, and the terms "stock," "Shares" and "capital stock" as used herein shall be taken to include any stock or evidence of an interest which may be received by the Trustee in lieu of all or any part of the capital stock of Company.

In case any reduction of the Shares or reorganization affecting the Shares shall have been duly authorized, the Trustee is hereby authorized to make such surrender of Shares of Company held by the Trustee hereunder, pro rata on behalf of all Holders, as may be required under the terms pursuant to which such reduction or reorganization is to be effected, and to receive and hold any and all Shares or other securities of Company issued in exchange for such surrendered Shares. Following any such action, the Certificates issued and outstanding pursuant hereto shall be deemed to represent proportionately the number of Shares or other securities resulting from such reduction or reorganization.

10.             Rights of Trustee.

(a)              The Trustee shall possess and have the exclusive right, except as otherwise expressly limited in this Agreement, to exercise, in person or by nominees or proxies of the Trustee, all voting rights and powers in respect to all Shares registered in the name of the Trustee hereunder, for any and every purpose, and to take part in or consent to any corporate or shareholders' action of any kind whatsoever, as absolute owner of such Shares. The Shareholders hereby assign to the Trustee all voting rights that they otherwise might have had arising out of any ownership of the Shares, whether by operation of law or agreement. The right to vote shall include the right to vote for or against, to consent, to abstain or to refrain from attending any meeting with respect to the election of directors or any other matter to be acted upon by the shareholders of Company at any meeting or by consent. Without limiting such general right, it is agreed that such action may include mortgaging, creating a security interest in, and pledging all or any part of the property of Company, the lease or sale of all or any part of the property of Company, for cash, securities or other property, and the dissolution of Company, or the consolidation, merger, reorganization or recapitalization of Company, all upon terms satisfactory to the Trustee or to the Trustee's nominees or proxies. It is further agreed that: (1) action by the Trustee in voting Shares or other capital stock deposited hereunder in instances where there are shareholders' statutory dissenters' rights of appraisal may effectively waive or terminate any such rights as to such Shares or other capital stock, and (2) the Trustee, in taking part in, or consenting to, any corporate or shareholders' action, as provided in this Subsection, shall have the authority to enter into any agreements and take such actions as, in the determination of the Trustee, are reasonable

(b)             The Trustee shall not be personally responsible with respect to any action taken pursuant to the vote of the Trustee so cast in any matter or act committed or omitted to be done under this Agreement, provided such commission or omission does not amount to willful misconduct on the part of the Trustee. In addition, the Shareholders, jointly and severally, agree to indemnify and hold the Trustee harmless from any and all liabilities resulting from actions taken pursuant to this Agreement, except only for acts which constitute gross negligence or willful misconduct on the part of the Trustee.

11.	Trustees and Successor Trustees.

(a)              The Trustee may resign at any time by mailing to the Holders a written resignation, to take effect ten days thereafter or upon the prior acceptance thereof. Upon the death, removal, incompetence or resignation of the Trustee, a successor Trustee shall be designated by Holders of Certificates representing a majority of the Shares then held in the Voting Trust; if no successor is so designated, this Agreement shall terminate as provided in Section 12(a)(4).

(b)              The rights, powers, and privileges of the Trustee named hereunder shall be possessed by the successor Trustee(s), with the same effect as though each such successor had originally been a party to this Agreement. The word "Trustee," as used in this Agreement, means the Trustee or any successor Trustee acting hereunder, and shall include both the single and the plural number.

12.             Term.

(a)	This Agreement shall continue in effect until the date being ten

(10)  years after the date hereof (subject to extension as hereinafter set forth) but shall terminate at any time upon the happening of any of the following events: (1) the execution and acknowledgment by the Trustee hereunder of a notice terminating this Agreement and the Voting Trust, duly filed in the office of Company, a copy of which shall be sent promptly to each Holder; (2) a merger or consolidation, or a sale of assets contemplating a liquidation of Company, in which Company's shareholders prior to such transaction own in the aggregate shares of the surviving or resulting entity entitled to cast less than 50% of votes in the election of directors of the surviving or resulting company immediately after the transaction; or (3) the execution by Holders of Certificates representing all of the Shares then held in the Voting Trust of a consent to the termination of this Agreement and the Voting Trust, delivered to the Trustee and Company; or (4) or the failure of appointment of a successor Trustee under Section 11(a).

(b)             At any time within two years prior to the expiration of this Agreement, one or more beneficiaries under this Agreement may, by written agreement and with the written consent of the Trustee, extend the duration of this Agreement with respect to their Shares for an additional period not exceeding ten (10) years from the time of expiration as herein above provided, as originally fixed, or as last extended, as the case may be. In the event of such extension, the Trustee shall, prior to the time of expiration as hereinabove provided, as originally fixed, or as last extended, as the case may be, send notice of the extension to all Holders and file with the secretary of Company a copy of such extension agreement, and of the consent thereto, and thereupon the duration of this Agreement shall be extended for the period fixed by such extension agreement.

13.             Compensation and Reimbursement of Trustee. The Trustee shall serve without compensation, but it is expressly agreed that the Trustee shall have the right to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys and counsel as the Trustee may deem necessary and proper with respect to the Trustee carrying out any of the Trustee's anticipated activities or duties under this Agreement or interpreting or exercising any of the Trustee's powers under this Agreement. Any such expenses or charges incurred by and due to the Trustee that are paid by Company, where Company deems it appropriate to its interests, may be deducted pro rata in the discretion of the Trustee from the dividends or other moneys or property received by the Trustee on the stock deposited hereunder. Nothing herein contained shall disqualify the Trustee or successor Trustees, or incapacitate any of them from serving Company or any of its subsidiaries as officer or director, or in any other capacity, and in any such capacity receiving compensation.

14.             Spousal Consent. The spouse of each Shareholder shall execute a Consent and Agreement of Spouse in the form attached hereto as Exhibit B.

15.             Miscellaneous.

(a)              Notice, Distributions by the Trustee. All distributions of cash, secunt1es or other property hereunder by the Trustee to the Holders may be made, in the discretion of the Trustee, by mail (regular first-class, registered or certified mail, as the Trustee may deem advisable), in the same manner as hereinabove provided for the giving of notices to the Holders.

The principal office of the Trustee shall be at:

James Mayo, Trustee

SOS Hydration, Inc. Voting Trust 369 Pine Street, Suite 103 San Francisco, CA 94104

or at such other place as the Trustee shall specify by notice given to the Holders.

(b)              Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, including future holders of Certificates, and their respective heirs, personal representatives, successors and assigns. No party may sell, assign, transfer or encumber such party's rights or obligations under this Agreement, the Certificates or the Shares represented thereby, without the prior written consent of the other parties hereto, except to the extent expressly permitted in this Agreement. Neither the death, disability nor incapacity of a Holder shall in any way remove the Shares represented by such Holder's Certificate from the Voting Trust or the terms of this Agreement.

IN WITNESS WHEREOF, the Trustee and the Shareholders have executed this Agreement as of the date first above written, and opposite the names of the Shareholders is noted the numbers of Shares that will be deposited by each Shareholder, respectively, with the Trustee.

TRUSTEE:

James Mayo Trustee

of the SOS Hydration Inc Voting Trust

Signature Page to

Voting Trust Agreement

Number of Shares:

SHAREHOLDERS:

Printed Name:

SF20J4538v3

S-2

Signature Page to Voting Trust Agreement

EXHIBIT A

THE OWNERSHIP, SALE, TRANSFER, ASSIGNMENT, OR HYPOTHECATION Of THE INTERESTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF AN AGREEMENT AMONG THE COMPANY AND ITS SHAREHOLDERS, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION, AND ALL THE PROVISIONS OF WHICH ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE.

THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF THE VARIOUS STATES, AND HAVE BEEN ISSUED AND SOLD PURSUANT TO AN EXEMPTION FROM THE ACT, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY THE HOLDER THEREOF AT ANY TIME, EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, FILED UNDER THE ACT COVERING THE SHARES OF COMMON STOCK, OR (2) UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY

TO THE CORPORATION THAT THE SHARES OF COMMON STOCK MAY BE

TRANSFERRED WITHOUT REGISTRATION. No. VT-

Shares

SOS HYDRATION INC.

A California Corporation

Voting Trust Certificate for Common Stock

This certifies that or registered assigns (the "Holder") is entitled to all the benefits arising from the deposit with and transfer to the Trustee under the Voting Trust

Agreement hereinafter mentioned, of certificates for Shares of the common stock, $

par value per share, of SOS Hydration Inc. a California corporation (hereinafter called "Company"), as provided in such Voting Trust Agreement and subject to the terms thereof. The registered Holder hereof, or registered assigns, is entitled to receive payment, in the manner set forth in the Voting Trust Agreement, equal to the amount of dividends, if any, received by the Trustee upon the number of Shares in respect of which this Certificate is issued; provided, however, that any dividends received by the Trustee in common or other stock of Company having unconditional voting rights shall be held by the Trustee under the Voting Trust Agreement and shall be represented by Voting Trust Certificates issued in form similar hereto. Until the Trustee shall have delivered the Shares held under such Voting Trust Agreement to the Holders, or to Company, as specified in such Voting Trust Agreement, the Trustee shall possess and shall be entitled to exercise all rights and powers of an absolute owner of such Shares, including the right to vote thereon for every purpose, and to execute consents in respect thereof for every purpose, it being expressly stipulated that no voting right passes to the owner hereof, or such owner hereof, or such owner's permitted assigns, under this Certificate or any agreement, express or implied.

SF 2014538v3

This Certificate is issued, received and held under, and the rights of the owner hereof are subject to, the terms of a Voting Trust Agreement dated as of July 1, 2015, among James Mayo, as Trustee, and such person's successors in trust, and certain shareholders of Company (the "Voting Trust Agreement"). A copy of such Voting Trust Agreement, as amended or extended, is on file with the secretary of Company, and shall be open to the inspection of any shareholder of Company, a Holder or the agent of either, upon the same terms and conditions as the record of shareholders of Company is open to inspection. By acceptance hereof, the Holder of this Certificate and such Holder's heirs, personal representatives, successors and assigns, assents to and is bound by the Voting Trust Agreement as if such Voting Trust Agreement had been signed by such person. All terms defined in the Voting Trust Agreement shall have the same meanings when used in this Certificate. If any provision of this Certificate conflicts with the Voting Trust Agreement, the Voting Trust Agreement shall prevail.

Subject to Sections 8, 9 and 12 of the Voting Trust Agreement, in the event of the dissolution or total or partial liquidation of Company, the moneys, securities or property received by the Trustee in respect of the Shares deposited under the Voting Trust Agreement shall be distributed among the Holders ratably in accordance with the number of Shares represented by their respective Certificates.

Share certificates for the number of Shares then represented by this Certificate, or the net proceeds in cash or property representing such Shares, shall be due and deliverable hereunder upon the termination of such Voting Trust Agreement as provided therein.

The Voting Trust Agreement shall continue in full force and effect until the date being ten (10) years after the date of the Voting Trust Agreement (subject to extension), unless terminated prior thereto, as provided in the Voting Trust Agreement. The Voting Trust Agreement may be extended for an additional period not exceeding ten (10) years from the time of expiration as herein above provided, as originally fixed, or as last extended, as provided in Section 12 of the Voting Trust Agreement.

Subject to the provisions of Section 4(a) of the Voting Trust Agreement, the Certificates, if and to the extent transferable under applicable securities law or under any agreement restricting transferability including, without limitation, the Shareholders' Agreement, shall be transferable at the principal office of the Trustee (or at such other office as the Trustee may designate pursuant to the Voting Trust Agreement), on the books of the Trustee, by the registered owner thereof, either in person or by duly authorized attorney, upon surrender thereof, according to the rules established for that purpose by the Trustee.

The Trustee may treat the registered Holder hereof, or when this Certificate is presented duly endorsed in blank the bearer hereof, as the absolute owner hereof, and of all rights and interests represented hereby, for all purposes whatsoever, and the Trustee shall not be bound or affected by any notice to the contrary, or by any notice of any trust, whether express or implied, or constructive, or of any charge or equity respecting the title or ownership of this Certificate, or the Share of stock represented hereby; provided, however, that no delivery of Shares to which this Certificate relates, or the proceeds thereof, shall be made without surrender of this Certificate properly endorsed.

SF 20 I4538v3

This Certificate shall not be valid for any purpose until duly signed by the

Trustee.

The word "Trustee" as used in this certificate means the Trustee who has signed this Certificate or the successor Trustee acting under the Voting Trust Agreement.

IN WITNESS WHEREOF, the Trustee has signed this Certificate on

Trustee

(Form of Assignment):

For value received, the undersigned hereby assigns the within Certificate, and all rights and interests represented thereby, to (Tax T.D. No. _J and appoints attorney to transfer this Certificate on the books of the Trustee mentioned therein, with full power of substitution.

Dated:

Witness

(Signature of Holder) (Print name of Holder

Note: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SF 2014S38v3

EXIIlBIT B

CONSENT AND AGREEMENT OF SPOUSE

The undersigned spouse of _, a shareholder of SOS HYDRATION INC. (the "Company") who is a party to a Voting Trust Agreement dated as of July 1, 2015 among the Company and its shareholders hereby acknowledges and agrees that he or she:

1.	Has read the Voting Trust Agreement;

2.                 Has been informed of and is familiar with the background of and the reasons for the provisions of the Voting Trust Agreement;

3.	Hereby consents to the terms and conditions of the Voting Trust Agreement and

4.

Hereby consents to any amendment to the Voting Trust Agreement and to any change in the parties to the Voting Trust Agreement.

Dated as of----

SF 2014538v3

, 2016

Name:

IRREVOCABLE STOCK POWER

For Value Received, the undersigned does hereby sell, assign, and transfer to:

shares of the common stock of SOS HYDRATION, INC.. a California corporation represented by Certificate No , standing in the name of the undersigned on the books of said

Company.

IMPORTANT:

The signature(s) to this power must correspond with the name(s) as written upon the face of the certificate in every particular without alteration.

(Signature)

BY:

(Name)

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this "Agreement") is made as of the 31st day of January, 2017 (the "Effective Date") by the investor whose name and address appears on the signature page hereto (the "Joining Party").

WITNESSETH

WHEREAS, SOS Hydration lnc., a California corporation (the "Company") is a party to that certain Voting Trust Agreement, dated as of July 1, 2015, (the "Voting Trust Agreement") (Capitalized terms used and not defined herein have the meanings ascribed thereto in the Voting Trust Agreement);

WHEREAS, the Joining Party desires to become a Certificate holder under the Voting Trust Agreement by executing a copy of this Agreement; and

WHEREAS, the Joining Party has reviewed the terms of the Voting Trust Agreement and has determined that it is desirable and in the Joining Party's best interests to execute this Agreement.

NOW, THEREFORE, the Joining Party hereby agrees as follows:

1.                 Joinder of Voting Trust Agreement. By executing this Agreement, the Joining Party (i) accepts and agrees to be bound by all of the terms and provisions of the Voting Trust Agreement as if the Joining Party were an original signatory thereto, (ii) shall be deemed to be, and shall be, entitled to all of the rights and subject to all of the obligations of a Certificate holder thereunder, and (iii) shall be entered on the Voting Trustee's ledger as a Certificate holder thereunder.

2.                Representations and Warranties.

(i)               This Agreement constitutes a valid and binding obligation enforceable against the Joining Party in accordance with its terms.

(ii)             The Joining Party has received a copy of the Voting Trust Agreement. The Joining Party has read and understands the terms of the Voting Trust Agreement and has had the opportunity to consult with the Joining Party's attorneys, accountants, and other advisors, and has been afforded the opportunity to ask questions concerning the Company and the Voting Trust Agreement.

3.                 Full Force and Effect. Except as expressly modified by this Agreement, all of the terms, covenants, agreements, conditions, and other provisions of the Voting Trust Agreement shall remain in full force and effect in accordance with its terms.

4.                Notices. All notices provided to the Joining Party shall be sent or delivered to the Joining Party at the address set forth on the signature page hereto unless and until the Voting Trustee has received written notice from the Joining Party of a changed address.

5.                 Governing Law. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of California as applied to agreements entered into in the State of California.

6.                 Counterparts. This Agreement may be executed in one or more counterparts (which may be delivered in original form or facsimile or portable document format ("PDF"), each of which shall constitute an original, and all of which shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Joining Party has duly executed and delivered this Agreement as of the Effective Date.

JOINING PARTY

(Signature)

Name:

Address: Email Address:

SF 2816164v!

Signature Page to Joinder Agreement

ACKNOWLEDGED AND AGREED TO:

SOS HYDRATION, INC. VOTING TRUST

James Mayo

Trustee of SOS Hydration Inc. Voting Trust

Signature Page to Joinder Agreement

EXECUTION COPY

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT BY AND BETWEEN

SOS HYDRATION, INC.,

as the Company

AND

THE SHAREHOLDERS

FROM TIME TO TIME PARTY HERETO

DATED AS OF JANUARY 31, 2017

EXECUTION COPY

Article l RESTRICTIONS ON THE TRANSFER OF SHARES AND CERTIFICATES 1

1.1	Agreement Applies to Shares and Certificates 1
1.2	Transfers Restricted 2

1.3             Share Legend; Certificates Legend 2

1.4	Inspection of Agreement. 3
1.5	Spousal Consent. 3

Article 2 PERMITTED TRANSFERS 3

2.1	Written Permission to Transfer 3
2.2	Certain Family Transfers 3
2.3	Interest in Shares Created by Law 4

Article 3 UFETIME DISPOSITIONS AND INVOLUNTARY TRANSFERS 4

3.1             Restriction on Transfer 4

3.2	Notice of Proposed Sale 4
3.3	Requirements of Notice 4
3.4	Failure to Serve Notice 4
3.5	Major Shareholder Option Period 5
3.7	Company Option Period 5
3.8	Shareholder Option Period 5
3.9	Exercise of Option by Shareholders 5

3.10         Payment by Shareholders 6

3.11	Option to Purchase All Shares 6

3.12         Failure to Purchase All Shares 6

3.13         Reorganization 6

3.14        lnvoluntary Transfers 7

Article 4 [Intentionally Omitted] 7

Article 5 DEATH, DISABILITY, OR INCAPACITY 7

5.1	Sale on Death, Disability. or Incapacity 7
5.2	Purchase by Major Shareholders 7
5.3	Purchase by Company 8
5.4	Closing of Purchase 8

5.5             Shareholder's Obligations 8

Article 6 PURCHASE PRICE 8

6.1 Agreed Upon Value 8

Article 7 TERMS OF PURCHASE 9

7.1	Terms 9

EXECUTION COPY

7.2	Offsets 9
7.3	Insurance Proceeds 9

Article 8 COMMUNITY PROPERTY OWNERSHIP 9

8.1	Disposition at Death of Spouse 9
8.2	Dissolution of Marriage 10
8.3	Failure to Exercise Option 10

Article 9 [Intentionally Omitted] 10

Article 10 [Intentionally Omitted] 10

Article 11 BRING-ALONG RIGHT l 0

11.1	Proposed Transfer 10
11.2	Bring-Along Notice 11
11.3	Consummation 11
11.4	Closing 11
11.5	Exempt Transfer 11

Article 12 TAG-ALONG RIGHT 12

12.1	Proposed Transfer 12
12.2	Tag-Along Notice 12
12.3	Closing 12

Article 13 MISCELLANEOUS 13

13.1	Conformance with California Law 13

13.2         Termination of Agreement 13

13.3	Further Assurances 13

13.4         Successors and Assigns 13

13.5	Parties of Interest. 14
13.6	Amendment; Waiver 14
13.7	Specific Performance 14
13.8	Attorneys' Fees 14
13.9	Notice 14

13.10       Severability 14

13.11       Governing Law 15

13.12	EntireAgreement 15
13.13	Captions and Headings 15

13.14       Legal Counsel. 15

13.15	Counterparts 15

.IN WITNESS WHEREOF, the undersigned have executed or caused this Agreement to be executed as of the date first written above.

COMPANY:

SOS HYDRATION .INC.,

a California corporation

James Mayo President

Signature Page to Amended and Restated Shareholders Agreement